SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HOLOPHANE CORP

          GABELLI GLOBAL PARTNERS, L.P.

                                 7/22/99            5,160            38.3125
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 7/22/99           40,000            38.3125
          GABELLI GLOBAL PARTNERS LTD
                                 7/22/99            2,840            38.3125
          GAMCO INVESTORS, INC.
                                 7/21/99            3,000            38.3125
                                 7/20/99            3,700            38.3750
                                 7/19/99           22,300            38.3470
                                 7/22/99            2,000            38.3125
          GABELLI ASSOCIATES FUND
                                 7/22/99           20,000            38.3125
                                 7/21/99           40,000            38.3125
          GABELLI FUNDS, LLC.
               THE GABELLI EQUITY INCOME FUND
                                 7/19/99           20,000            38.4250
               THE GABELLI ASSET FUND
                                 7/22/99           20,000            38.3625
               THE GABELLI ABC FUND
                                 7/22/99           14,200            38.3625















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.